                                                                    EXHIBIT 10.1

                             SUMMARY DESCRIPTION OF
                      NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the annual base salaries, effective April 1, 2005, provided to the following executive officers of Sterling Bancshares, Inc. (the "Company") who have been included as the "named executive officers" in the Company's proxy statement for the 2005 Annual Meeting of Shareholders:

           NAME                                      TITLE                                   2005 SALARY
           ----                                      -----                                   -----------
J. Downey Bridgwater                President and Chief Executive Officer                     $425,000
Stephen C. Raffaele                 Executive Vice President and                              $242,000
                                    Chief Financial Officer
Glenn W. Rust                       Executive Vice President and                              $212,000
                                    Chief Operations Officer
Daryl D. Bohls                      Executive Vice President and                              $212,000
                                    Regional CEO - North Houston Region
James W. Goolsby, Jr.               Executive Vice President and                              $201,000
                                    General Counsel

The Company and Mr. Bridgwater are parties to the previously disclosed Employment Agreement dated effective January 1, 2002. Messrs. Raffaele, Bohls and Goolsby have entered into separate Severance and Non-Competition Agreements with the Company. Each of the Employment Agreement and the form of Severance and Non-Competition Agreement have been filed as exhibits in the Company's filings with the Securities and Exchange Commission and the terms of such agreements are incorporated herein.

In addition to the base salaries set forth above, each of the named executive officers are also eligible to participate in the Company's incentive compensation program, savings plan and are eligible to receive awards under the Company's 2003 Stock Incentive and Compensation Plan. Further, from time to time the named executive officers receive compensation in the form of automobile allowances, membership fees and dues, tax reimbursement payments, matching contribution to the Company's 401(k) Plan and Deferred Compensation Plan, life insurance premiums and other forms of compensation. Each of the named executive officers is also eligible to receive vacation, paid sick leave and other employee benefits generally available to the Company's salaried employees.